Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2014 Results

  Quarterly Revenue of $141M
  Operating Expenses Down 8% Sequentially
  Record Quarterly Design Wins
  Repurchased 0.5M Shares of Stock Using $15M Cash

CAMARILLO, Calif.--(BUSINESS WIRE)--November 18, 2013--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fiscal year 2014 third quarter, which ended October 27, 2013.

Net revenue for the third quarter of fiscal year 2014 was $141.0 million, down 12 percent from the third quarter of fiscal year 2013 and down 15 percent from the second quarter of fiscal year 2014.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the third quarter of fiscal year 2014 was 59.1 percent compared to 60.2 percent in the third quarter of fiscal year 2013 and 61.0 percent in the second quarter of fiscal year 2014.

GAAP net income for the third quarter of fiscal year 2014 was $12.5 million or 18 cents per diluted share. This compares to GAAP net income of $16.6 million or 25 cents per diluted share in the third quarter of fiscal year 2013 and GAAP net income of $19.1 million or 28 cents per diluted share in the second quarter of fiscal year 2014.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Environmental monitoring and remediation reserves
  Acquisition related fair value adjustments
  Intangible amortization and impairments
  Transaction and integration related expenses
  Write-off of deferred financing costs and refinancing fees
  Release of prior accrued taxes on foreign earnings

Excluding the items listed above, Non-GAAP net income for the third quarter of fiscal year 2014 was $24.1 million or 35 cents per diluted share. Non-GAAP net income was $36.1 million or 53 cents per diluted share in the third quarter of fiscal year 2013 and was $35.8 million or 52 cents per diluted share in the second quarter of fiscal year 2014.

Non-GAAP gross profit margin for the third quarter of fiscal year 2014 was 59.4 percent. Non-GAAP gross profit margin for the third quarter of fiscal year 2013 was 63.1 percent and 61.3 percent in the second quarter of fiscal year 2014.

As of October 27, 2013, Semtech had $241.8 million in cash, cash equivalents and marketable securities, compared to $218.0 million in cash, cash equivalents and marketable securities at the end of the third quarter of fiscal year 2013 and $242.0 million in cash, cash equivalents and marketable securities at the end of the second quarter of fiscal year 2014.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, stated, "While the third quarter presented the expected challenges, Semtech remains on track to deliver another year of record revenues in fiscal year 2014. Our business remains balanced and we were very pleased with our record level of design wins and strong new product releases. We continue to be highly focused on driving our new growth initiatives to keep us moving forward in achieving our $1 billion revenue goal.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the third quarter of fiscal year 2014.

Fourth Quarter of Fiscal Year 2014 Outlook

  Net sales are expected to be in the range of $132.0 million to $144.0 million
  GAAP gross profit margin is expected to be in the range of 58.8% to 60.0%
  Non-GAAP gross profit margin is expected to be in the range of 59.2% to 60.2%
  GAAP SG&A expense is expected to be in the range of $31.0 million to $32.0 million
  GAAP R&D expense is expected to be in the range of $30.8 million to $31.8 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $7.3 million, categorized as follows: $0.5 million cost of sales, $3.8 million SG&A, and $3.1 million R&D
  Amortization of acquired intangible assets is expected to be approximately $8.0 million
  Transaction and integration related expenses of approximately $1.0 million
  Interest and other expense is expected to be approximately $1.8 million
  GAAP tax rate is expected to be a provision of approximately 2.0%
  Non-GAAP tax rate is expected to be approximately 13.0%
  GAAP earnings are expected to be in the range of 9 to 18 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 29 to 37 cents per diluted share
  Fully diluted share count is expected to be approximately 68.5 million shares
  Capital expenditures are expected to be approximately $8.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company's fourth quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. The non-GAAP presentation of free cash flow excludes capital expenditures. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the third quarter of fiscal years 2014 and 2013 and the second quarter of fiscal year 2014; and a reconciliation of forward-looking earnings per diluted share for the fourth quarter of fiscal year 2014. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Semtech Corporation also announced today that the company has requested its credit ratings be withdrawn by the two independent credit rating agencies. With the conclusion of the refinancing activity that was announced on May 2, 2013, the company is no longer required by its lenders to furnish a public credit rating by an independent entity. Accordingly, the company has requested that Standard & Poor’s (“S&P”) and Moody’s withdraw their credit ratings.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate, "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end user markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2013, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	October 27,	July 28,	October 28,	October 27,	October 28,
	2013	2013	2012	2013	2012
	Q3 2014	Q2 2014	Q3 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$141,026	$165,010	$160,878	$468,443	$428,224
Cost of sales	57,615	64,302	64,085	187,037	201,569
Gross profit	83,411	100,708	96,793	281,406	226,655
Operating costs and expenses:
Selling, general and administrative	30,849	33,315	35,646	98,958	111,684
Product development and engineering	31,948	33,125	33,354	99,632	90,050
Intangible amortization and impairments	7,349	9,811	8,212	25,016	21,767
Total operating costs and expenses	70,146	76,251	77,212	223,606	223,501
Operating income	13,265	24,457	19,581	57,800	3,154
Interest expense	(1,818)	(10,584)	(4,172)	(16,642)	(10,208)
Interest income and other (expense), net	(259)	(198)	(1,071)	(1,084)	(696)
Income (loss) before taxes	11,188	13,675	14,338	40,074	(7,750)
Benefit for taxes	(1,265)	(5,437)	(2,252)	(6,268)	(36,571)
Net income	$12,453	$19,112	$16,590	$46,342	$28,821

Earnings per share:
Basic	$0.18	$0.28	$0.25	$0.69	$0.44
Diluted	$0.18	$0.28	$0.25	$0.67	$0.43

Weighted average number of shares used in computing earnings per share:
Basic	67,792	67,614	65,996	67,454	65,622
Diluted	68,871	69,090	67,465	68,819	67,306

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	October 27,	January 27,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$237,393	$223,192
Temporary investments	-	4,973
Accounts receivable, net	74,146	69,160
Inventories	72,356	74,878
Deferred tax assets	7,260	7,473
Prepaid taxes	7,411	7,794
Other current assets	20,987	18,523
Total current assets	419,553	405,993

Property, plant and equipment, net	115,942	101,837
Long-term investments	4,425	7,907
Deferred income taxes	42,301	33,563
Goodwill	393,584	393,584
Other intangible assets, net	180,162	206,058
Other assets	19,724	22,071
Total assets	$1,175,691	$1,171,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,843	$51,991
Accrued liabilities	32,963	49,276
Deferred revenue	7,540	3,745
Current portion - long term debt	18,524	48,449
Deferred tax liabilities	3,286	4,221
Total current liabilities	101,156	157,682

Deferred tax liabilities - non-current	3,626	2,042
Long term debt - less current	277,927	282,286
Other long-term liabilities	40,283	34,177
Stockholders’ equity	752,699	694,826
Total liabilities & stockholders' equity	$1,175,691	$1,171,013

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Nine Months Ended
	October 27,	October 28,
	2013	2012
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$46,342	$28,821
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions:
Depreciation, amortization and impairments	42,386	35,300
Effect of acquisition fair value adjustments	2,529	33,251
Accretion of deferred financing costs and debt discount	1,255	1,819
Writeoff of deferred financing costs and debt discount	7,093	-
Deferred income taxes	(7,814)	(12,586)
Stock-based compensation	21,610	16,727
Excess tax benefits on stock based compensation	-	(3,335)
(Gain) loss on disposition of property, plant, and equipment	(28)	85
Changes in assets and liabilities	(25,989)	(33,303)
Net cash provided by operating activities	87,384	66,779

Cash flows from investing activities:
Purchase of available-for-sale investments	(1,050)	(17,122)
Proceeds from sales and maturities of available-for-sale investments	9,499	104,699
Proceeds from sales of property, plant, and equipment	57	-
Purchase of property, plant, and equipment	(30,750)	(18,115)
Purchase of intangible assets	(2,583)	(250)
Acquisitions, net of cash acquired	-	(491,717)
Net cash used in investing activities	(24,827)	(422,505)

Cash flows from financing activities:
Proceeds from debt issuance, net of discount	327,344	347,000
Deferred financing cost	(2,980)	(8,962)
Payment for interest rate cap	-	(1,100)
Excess tax benefits on stock based compensation	-	3,335
Proceeds from exercises of stock options	6,093	4,839
Repurchase of outstanding common stock	(15,000)	(269)
Payment of long term debt	(363,813)	(11,250)
Net cash (used in) provided by financing activities	(48,356)	333,593
Effect of exchange rate increase on cash and cash equivalents	-	65

Net increase (decrease) in cash and cash equivalents	14,201	(22,068)
Cash and cash equivalents at beginning of period	223,192	227,022

Cash and cash equivalents at end of period	$237,393	$204,954

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Nine Months Ended
	October 27,	July 28,	October 28,	October 27,	October 28,
	2013	2013	2012	2013	2012
Stock-based Compensation Expense	Q3 2014	Q2 2014	Q3 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$413	$405	$313	$1,146	$841
Selling, general and administrative	3,449	3,548	3,970	11,879	9,852
Product development and engineering	2,967	2,203	2,199	8,585	6,034
Total stock-based compensation expense	$6,829	$6,156	$6,482	$21,610	$16,727

	Three Months Ended			Nine Months Ended
	October 27,	July 28,	October 28,	October 27,	October 28,
	2013	2013	2012	2013	2012
Gross Profit - Reconciliation GAAP to Non-GAAP	Q3 2014	Q2 2014	Q3 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$83,411	$100,708	$96,793	$281,406	$226,655
Adjustments to GAAP gross profit:
Stock-based compensation expense	413	405	313	1,146	841
Acquisition related fair value adjustments	-	-	4,382	2,408	34,348
Non-GAAP gross profit	$83,824	$101,113	$101,488	$284,960	$261,844

	Three Months Ended			Nine Months Ended
	October 27,	July 28,	October 28,	October 27,	October 28,
	2013	2013	2012	2013	2012
Net Income - Reconciliation GAAP to Non-GAAP	Q3 2014	Q2 2014	Q3 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$12,453	$19,112	$16,590	$46,342	$28,821

Adjustments to GAAP net income:
Stock-based compensation expense	$6,829	$6,156	$6,482	21,610	$16,727
Acquisition related fair value adjustments	338	338	4,721	3,424	35,918
Transaction and integration related expenses	607	506	2,409	2,043	21,733
Environmental monitoring and remediation reserves	-	-	2,540	-	2,540
Intangible amortization and impairments	7,349	9,811	8,212	25,016	21,767
Writeoff of deferred financing costs and refinancing fees	-	8,773	-	8,773	-

Total before taxes	15,123	25,584	24,364	60,866	98,685
Associated tax effect	(3,477)	(8,935)	(4,884)	(16,082)	(46,034)
Total of supplemental information net of taxes	11,646	16,649	19,480	44,784	52,651
Non-GAAP net income	$24,099	$35,761	$36,070	$91,126	$81,472

Diluted GAAP earnings per share	$0.18	$0.28	$0.25	$0.67	$0.43
Adjustments per above	0.17	0.24	0.28	0.65	0.78
Diluted non-GAAP earnings per share	$0.35	$0.52	$0.53	$1.32	$1.21

	Three Months Ended			Nine Months Ended
	October 27,	July 28,	October 28,	October 27,	October 28,
	2013	2013	2012	2013	2012
Tax Impact Associated With Supplemental Information	Q3 2014	Q2 2014	Q3 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$1,293	$2,596	$119	5,092	$4,884
Acquisition related fair value adjustments	111	66	1,249	747	6,433
Transaction and integration related expenses	202	194	1,145	679	4,135
Environmental monitoring and remediation reserves	-	-	707	-	707
Intangible amortization and impairments	1,871	2,877	1,664	6,362	3,388
Release of prior accrued taxes on foreign earnings	-	-	-	-	23,443
Write off of deferred financing costs and refinancing fees	-	3,202	-	3,202	-
Effect of enacted tax rate changes	-	-	-	-	3,044

Total of associated tax effect	3,477	$8,935	$4,884	$16,082	$46,034

	Three Months Ended
	October 27,	July 28,	October 28,
	2013	2013	2012
	Q3 2014	Q2 2014	Q3 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	$28,939	$41,296	54,908
Net Capital Expenditure	(7,185)	(12,766)	(7,400)
Free Cash Flow:	$21,754	$28,530	$47,508

Q4 FY14 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	$0.09	$0.18

Stock based compensation expense	0.09	0.08
Transaction and integration related expenses	0.01	0.01
Amortization of acquired intangibles	0.10	0.10

Non-GAAP EPS	$0.29	$0.37

CONTACT:
Semtech Corporation
Sandy Harrison
(805) 480-2004
webir@semtech.com